UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 4, 2025

EIDP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-00815	51-0014090
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9330 Zionsville Road,
Indianapolis, Indiana 46268
974 Centre Road,
Wilmington, Delaware 19805
(Address of principal executive offices)(Zip Code)

(833) 267-8382

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
$3.50 Series Preferred Stock	CTAPrA	New York Stock Exchange
$4.50 Series Preferred Stock	CTAPrB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) On February 4, 2025, the management and the Board of Directors of EIDP, Inc. (the “Company”) concluded that the Company’s previously issued financial statements for the year ended December 31, 2023, Management’s Report on Internal Control over Financial Reporting as of December 31, 2023, and the related report of the Company’s independent registered public accounting firm should no longer be relied upon due to a material misclassification in the Company’s Statement of Cash Flows and the related identification of a material weakness, further discussed below at December 31, 2023. Also, as a result of this material misclassification, the Company’s management and Board of Directors also concluded that the unaudited consolidated financial statements included in the quarterly reports on Form 10-Q for the periods ended March 31, 2024, June 30, 2024, and September 30, 2024 should no longer be relied upon. Corteva, Inc. (“Corteva”) is the parent company of the Company. The misclassification described below is specific to intercompany transactions between Corteva and the Company, which are eliminated in Corteva’s consolidated financial statements and thus the misclassification has no impact on the Corteva consolidated financial statements.

The misclassification, which began in the fourth quarter of 2023, was identified during management’s review of the financial results for the fourth quarter of 2024. Beginning in the fourth quarter of 2023, and continuing into each of the quarterly periods ended March 31, 2024, June 30, 2024, and September 30, 2024 (collectively, the “Affected Periods”), cash outflows covering loan activities with the Company’s parent company were incorrectly reflected within “Cash provided by (used for) operating activities - continuing operations” rather than “Cash provided by (used for) investing and financing activities.” There was no impact to the Company’s Consolidated Statements of Operations, Consolidated Balance Sheets, Consolidated Statements of Comprehensive Income (Loss) or Consolidated Statements of Equity in any of the Affected Periods noted above.

The preliminary effect of the restatement on the Company’s Consolidated Statements of Cash Flows results in an improvement to “Cash provided by (used for) operating activities—continuing operations” of approximately $400 million, $400 million, $700 million, $1,100 million for the year ended December 31, 2023, and each of the year-to-date periods ended March 31, 2024, June 30, 2024 and September 30, 2024, respectively, with a corresponding decline to “Cash provided by (used for) investing and financing activities.”

The Company will restate its consolidated financial statements for each of the Affected Periods. The Company will present the annual restated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2024 along with the unaudited impacts of the quarterly misclassifications. The Company expects to timely file its Annual Report on Form 10-K for the year ended December 31, 2024.

After an evaluation of all relevant facts and circumstances, management concluded that the misclassification resulted from a material weakness in the Company’s internal control over financial reporting, as the Company did not design and maintain effective controls to evaluate the appropriate cash flow classification for intercompany transactions between EIDP and Corteva. As a result, management concluded that the Company did not maintain effective internal control over financial reporting or effective disclosure controls and procedures as of December 31, 2023. Because the Company had not remediated the material weakness at December 31, 2024, management anticipates that it will conclude that the Company did not maintain effective internal control over financial reporting or effective disclosure controls and procedures as of December 31, 2024.

As part of the evaluation of all relevant facts and circumstances, management noted the isolated and non-operational nature of the error, including that the misclassification did not affect the Company’s compliance with debt covenants; it did not impact management’s compensation; and it was not intentional or the result of fraudulent activity. The Company’s parent company, Corteva, has confirmed the misclassification was isolated to the EIDP’s standalone financial statements, and did not impact the consolidated financial statements of Corteva, as intercompany transactions are eliminated upon consolidation; nor did the misclassification have any impact on Corteva’s internal control over financial reporting. The Company’s management and Board of Directors, as well as the Audit Committee of Corteva, have discussed these matters with PricewaterhouseCoopers LLP, the Company’s and Corteva’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EIDP, INC.
(Registrant)

/s/ Brian Titus
Brian Titus
Vice President, Controller

February 6, 2025